Exhibit 99.3

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

	Filed in the office of	Document Number
20120684676-12
Filing Date and Time
Certificate of Correction	Ross Miller	10/05/2012 11:20 AM
(PURSUANT TO NRS CHAPTERS 78,	Secretary of State	Entity Number
78A, 80, 81, 82, 84, 86, 87, 87A, 88,	State of Nevada	C23301-2002
88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.   The name of the entity for which correction is being made:

Lpath, Inc.

2.   Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209, Document No. 20120680297-47.

3.   Filing date of the original document for which correction is being made: 10/03/2012

4.   Description of the inaccuracy or defect:

Item 7. which lists the effective date as of 10/5/2012.

5.   Correction of the inaccuracy or defect:

The effective date is: 10/8/2012 at 5:00 p.m. (Pacific Time).

6.   Signature:

/s/ Gary J. G. Atkinson	Chief Financial Officer	10/5/2012
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction
Revised: 3-26-09